As filed with the Securities and Exchange Commission on March 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

OREGON	93-0256722
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

220 N.W. Second Avenue Portland, Oregon	97209
(Address of Principal Executive Offices)	(Zip Code)

NORTHWEST NATURAL GAS COMPANY

RETIREMENT K SAVINGS PLAN

(Full title of plan)

MARDILYN SAATHOFF

Chief Governance Officer, Deputy General Counsel

and Corporate Secretary

Northwest Natural Gas Company

220 N.W. Second Avenue

Portland, Oregon 97209

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 220-2410

Copy to:

MARGARET HILL NOTO

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600

Portland, Oregon 97204-1268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	500,000 shares	$44.65	$22,325,000	$2,558.45

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement K Savings Plan.

(1)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $44.65, which was the average of the high and low prices of a share of the Common Stock on March 22, 2012 on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The Registration Statement incorporates the contents of the Registrant’s Registration Statement on Form S-8 filed January 5, 2007, Registration No. 333-139819.

Item 8. Exhibits.

4.1	Restated Articles of Incorporation of the Company, as filed and effective May 31, 2006 and amended June 3, 2008. Incorporated by reference to Exhibit 3a to the Company’s Annual Report on Form 10-K for 2006, File No. 1-15973.

4.2	Bylaws of the Company, as amended May 24, 2007. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 29, 2007, File No. 1-15973.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page II-2).

The Company hereby undertakes that it has submitted the Northwest Natural Gas Retirement K Savings Plan (the “Plan”) and any amendments thereto, and will submit any future amendments, to the Internal Revenue Services (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints MardiLyn Saathoff, the Agent for Service named in this registration statement, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 23, 2012.

NORTHWEST NATURAL GAS COMPANY

By	/s/ Gregg S. Kantor
Gregg S. Kantor
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregg S. Kantor Gregg S. Kantor	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	February 23, 2012

/s/ David H. Anderson David H. Anderson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 23, 2012

/s/ Stephen P. Feltz Stephen P. Feltz	Treasurer and Controller (Principal Accounting Officer)	February 23, 2012

/s/ Timothy P. Boyle Timothy P. Boyle	Director	February 23, 2012

/s/ Martha L. Byorum Martha L. Byorum	Director	February 23, 2012

/s/ John D. Carter John D. Carter	Director	February 23, 2012

/s/ Mark S. Dodson Mark S. Dodson	Director	February 23, 2012

/s/ C. Scott Gibson C. Scott Gibson	Director	February 23, 2012

/s/ Tod R. Hamachek Tod R. Hamachek	Director	February 23, 2012

/s/ Jane L. Peverett Jane L. Peverett	Director	February 23, 2012

/s/ George J. Puentes George J. Puentes	Director	February 23, 2012

/s/ Kenneth Thrasher Kenneth Thrasher	Director	February 23, 2012

/s/ Russell F. Tromley Russell F. Tromley	Director	February 23, 2012

Pursuant to the requirements of the Securities Act of 1933, the Northwest Natural Gas Company Retirement K Savings Plan Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 23, 2012.

Northwest Natural Gas Company Retirement K Savings Plan

By:	/s/ Lea Anne Doolittle
Lea Anne Doolittle, Chairman Retirement K Savings Plan Administrative Committee

EXHIBIT INDEX

4.1	Restated Articles of Incorporation of the Company, as filed and effective May 31, 2006 and amended June 3, 2008. Incorporated by reference to Exhibit 3a to the Company’s Annual Report on Form 10-K for 2006, File No. 1-15973.

4.2	Bylaws of the Company, as amended May 24, 2007. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 29, 2007, File No. 1-15973.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page II-2).

II-4